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   A M A T I                          W E S T E L L
Communications
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News Release
FOR IMMEDIATE RELEASE

For additional information contact:

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
Mark L. Meudt       Benjamin W. (Tac) Berry        Bess Gallanis                     Brad Wills
Westell, Inc.       Amati Communications           FRB                               Wills & Associates
630-375-4125        408-879-2035                   Financial Press / Analysts        Trade / Business Press
                                                   312-640-6737                      301-530-3711





                 Westell Technologies and Amati Communications
                           Announce Agreement to Merge

    xDSL market leaders join forces to provide leading technology and system solutions for rapidly growing broadband access marketplace

     Aurora, IL and San Jose, CA, (October 1, 1997) - Westell Technologies, Inc. (NASDAQ: WSTL) and Amati Communications Corporation (NASDAQ: AMTX) today announced the signing of a definitive merger agreement that will create a world-wide company providing advanced access products and technologies for the
emerging Digital Subscriber Line (DSL) market.   The combined company, which
will have an equity market value in excess of $1.2 billion, will offer a wide range of standards-compliant xDSL solutions based on Discrete Multitone (DMT),
Carrierless Amplitude Phase Modulation (CAP) and other technologies.   Amati
will become a wholly owned subsidiary of Westell Technologies, Inc. and will continue to operate under the Amati name.

     Under the terms of the agreement, each share of Amati common stock will be exchanged for .9 of a share of Class A Westell common stock. Based on the closing price of Westell shares on September 30, the aggregate value of the transaction to Amati stockholders would be approximately $394 million.

     The merger is a powerful combination of two market leaders that have directly produced the majority of ADSL lines deployed in the world today. The merger combines the industry leading supplier of ADSL DMT standards-compliant products with the leading supplier of ADSL Broadband Access Systems.

     Immediate benefits expected from the combined company include: ADSL DMT standards-compliant solutions available on Westell's ATM-based SuperVision(R) broadband access platform; xDSL technology migration path to Very High Speed Digital Subscriber Line (VDSL) in Westell's system architecture; and an end-to-end systems solution managed by AccessVision(TM), a comprehensive Network Management solution for network operators. Amati will continue to develop and deploy its product offerings. The combined company expects to provide leading network and service operators with the industry's lowest-cost xDSL system and technology solutions that meet the standards for network level interoperability

     Gary Seamans, Chairman and Chief Executive Officer of Westell Technologies said, "This merger will enable our customers to accelerate their deployment of high speed data services. Westell now has the resources to serve any and all customers, with their choice of xDSL technologies at a wide range of performance capabilities using network level interoperable system platforms that seamlessly work in frame (Router) or cell (ATM) network architectures."

     Jim Steenbergen, President and Chief Executive Officer of Amati Communications said, "Our two companies share the same vision for developing technologies to deliver high-speed multimedia services. Separately, each company has provided leadership in the development of the market for DSL products and technologies. Together, we can offer a secure migration path from today's early implementation of DMT products to true standards compliant xDSL solutions."

     Rob Faw, Chief Executive Officer of Westell Inc., a wholly owned subsidiary of Westell Technologies said, "Westell can offer a complete range of end-to-end system level solutions that meet our world-wide alliance partner and customer requirements. We will continue to move aggressively with our current technology partners and new colleagues at Amati to provide the industry's lowest-cost interoperable broadband access systems".

     The merger, approved by the boards of directors of both companies, requires the approval of both Amati's and Westell's stockholders and is subject to regulatory approvals and other customary conditions. Upon completion of the transaction, Jim Steenbergen will continue as Chief Executive Officer of Amati. Don Lucas, currently a member of Amati's board of directors, will join Westell Technologies' Board. The transaction is expected to be accounted for using purchase accounting and to qualify as a tax-free reorganization.

     Westell Technologies expects to take a one-time charge for in-process research and development and other merger and related expenses upon the closing of the merger which is expected to occur in the fourth quarter of Westell's fiscal year 1998. Goldman, Sachs & Co. acted as Westell's financial advisor and Deutsche Morgan Grenfell Inc. (DMG) acted as financial advisor to Amati.

     The combined company will be headquartered in Aurora, Illinois with more than 900 employees located in Aurora, Illinois, San Jose, California, Schaumburg, Illinois, Cambridge, England and other locations around the world.

About Westell Technologies, Inc.

     Westell Technologies is a holding company for Westell Inc., Conference Plus Inc. and Westell WorldWide Services Inc.

     Westell Inc. is a leading world-wide innovator and manufacturer of xDSL systems and telecommunications access products, with corporate headquarters in Aurora, Illinois. Westell's xDSL products are currently in use or trial by more than 100 customers in over 30 countries world-wide, including Ameritech, Bell Atlantic, Bell Canada, BT, GTE, MCI, Quebec Telephone, SBC, Saskatchewan Telephone, Telecom Italia, US West and leading Internet service providers.
In addition to developing and manufacturing xDSL and non-DSL data and telecommunications products, Westell Inc. has established technology relationships with leading telecommunication, software, computing and semi-conductor companies such as Atlantech Technologies, ATML, DSC Communications, GlobeSpan, Lucent Technologies, Microsoft, Motorola, Nortel and others.

     Conference Plus Inc., is a multi-point telecommunications service bureau specializing in audio teleconferencing, multi-point video conferencing, broadcast fax, and multimedia teleconference services.

     Westell WorldWide Services Inc., a wholly owned subsidiary of Westell Technologies, provides engineering, installation and network management services to leading network providers as well as turn-key equipment and service solutions to enterprise customers and service providers.

     Additional information can be obtained by visiting Westell's Web site at http://www.westell.com.

About Amati

     Amati is a pioneer and leading developer of advanced transmission equipment and technologies for the ADSL, Very High-Speed Digital Subscriber Line (VDSL) and xDSL markets. Amati is the holder of the ADSL/DMT patents and has licensed its technology to such companies as Alcatel, Analog Devices Inc., Nortel and Motorola.

     The ADSL/DMT technology, recently selected by BC TEL for a proposed roll out of commercial ADSL services, is an effective means of transmitting high-speed data over existing copper phone lines, making Internet access, interactive services, broadcast quality video and video-on-demand realizable to many subscribers.

     Amati is also participating in tests of ADSL services at speeds from 1.5 Mbps up to 8 Mbps for services ranging from Internet access to video broadcast. The world-wide trials include services being offered by PTTs in Europe and Asia Pacific. The Amati international trials underway include broadcast video at 6 Mbps in Australia and data and video applications at 8 Mbps in France. In the US, Amati is also providing ADSL/DMT equipment in GTE's current Internet access trials in Washington and Texas. Amati has established technology relationships with Motorola, NEC, Siemens, Texas Instruments and others. For more information about Amati Communications, see our Website at http://www.amati.com.

More information about xDSL:

     DSL technology, in its various forms (ADSL, SDSL, HDSL, RADSL, and VDSL) is expected by many to have a dramatic impact on society. DSL provides high-speed multimedia services such as, super-fast Internet access, video-on demand, distance learning and video telephony while simultaneously providing traditional voice services to anyone with a standard, copper telephone line. By placing DSL modems at both a phone company's central exchange office and at a customer location, a network or service provider can enable its customers to receive multimedia content at more than 250 times faster than today's 28.8 Kbps modems.

     It is the use of the ubiquitous copper network that has caused DSL to gain favor as the preferred alternative to other technologies which provide multimedia services that either bypass, replace, or require additions to, the existing network copper infrastructure. There are more than 600 million copper access lines world-wide, potentially making xDSL a multi-billion dollar industry.

                                     - end -



     "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Certain statements provided in this release constitute forward looking statements that involve a number of risks and uncertainties. These risks and uncertainties may cause actual results to differ materially from expected results and are described in detail in the Securities and Exchange Commission filings which have been made by Westell and Amati.




SuperVision is a registered trademark of Westell Technologies, Inc. AccessVision is a registered trademark of Atlantech Technologies, Ltd.